Exhibit 10.6

INTERNATIONAL MONEY EXPRESS, INC. 2018
OMNIBUS EQUITY COMPENSATION PLAN
RSU AGREEMENT

THIS AGREEMENT (this “Agreement”), dated          , 2018 (the “Date of Grant”), between International Money Express, Inc., a Delaware corporation (the “Company”), and           (“Grantee”), is made pursuant and subject to the provisions of the Company’s 2018 Omnibus Equity Compensation Plan (the “Plan”), a copy of which has been made available to the Grantee. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.             Award. Subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the Company hereby grants the Grantee [______] restricted stock units (the “RSUs”), subject to the vesting terms set forth in Section 2 below. Subject to the provisions of this Agreement and the Plan, each vested RSU represents the right to receive one (1) share of Stock. The RSUs shall apply only with respect to a whole number of shares of Stock.

2.             Vesting.

(a)          The shares of Stock subject to this RSU shall vest in full one (1) year from the Date of Grant (the “Vesting Date”).

(b)          From and after the Date of Grant through the date on which the RSU becomes fully vested pursuant to subparagraph (a) above, the unvested portion of the RSU remains subject to forfeiture in accordance with the terms of Sections 2(d) and 3 hereof.

(c)          In accordance with the Plan, shares of Stock subject to this RSU Agreement that have not previously vested shall become immediately vested upon a Change of Control.

(d)          Shares of Stock subject to the RSUs that do not vest in accordance with this paragraph shall be forfeited.

3.             Forfeiture and Termination of Service.  If Grantee does not serve as a member of the Board on the Vesting Date, the RSUs shall immediately terminate and become null and void.

4.             Settlement. Within thirty (30) days following the date on which any portion of the RSUs vest pursuant to Section 2 of this Agreement, the Company shall deliver to the Grantee one (1) share of Stock in settlement of each RSU that becomes vested on such vesting date.

5.             Delivery of Stock. Certificates or evidence of book-entry shares representing the Stock issued upon settlement of RSUs pursuant to Section 4 of this Agreement will be delivered to or otherwise made available to the Grantee (or, at the discretion of the Grantee, joint in the names of the Grantee and the Grantee’s spouse) or to the Grantee’s nominee at such person’s request. Delivery of shares of Stock under this Agreement will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

6.             Shareholder Rights. An RSU is not a share of Stock, and thus, the Grantee will have no rights as a stockholder with respect to the RSUs.  Dividends shall accrue on shares underlying the RSUs awarded hereunder and such dividends will be paid to Grantee upon the vesting of such RSUs.

7.             Transferability. The RSUs subject to this Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered before they vest in accordance with paragraph 2. After such RSUs vest and are settled in accordance with paragraphs 2 and 4, no sale or disposition of such shares shall be made in the absence of an effective registration statement under the Securities Act with respect to such shares unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Securities Act or any other applicable securities laws is first obtained.

8.             Change in Capital Structure. The terms of this Agreement, including the number of shares of Stock subject to this RSU shall be adjusted as the Board determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

9.             No Withholding.

(a)          The Grantee understands that when the RSUs are settled in accordance with Section 4, the Grantee will be obligated to recognize income, for Federal, state and local income tax purposes, as applicable, in an amount equal to the Fair Market Value of the share of Stock as of such date, and the Grantee is responsible for all tax obligations that arise in connection with the RSUs.

(b)          Whenever shares of Stock are to be issued upon settlement of the RSUs, the Grantee shall assume sole responsibility for discharging all tax and other obligations associated therewith. The Grantee agrees to indemnify the Company against any non-U.S., U.S. federal, state and local withholding taxes for which the Company may be liable in connection with the Grantee’s acquisition, ownership or disposition of any shares of Stock.

10.           Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan mean the Plan as in effect on the date hereof.

11.           Grantee Bound by Plan. The Grantee hereby acknowledges that a copy of the Plan has been made available to him or her and agrees to be bound by all the terms and provisions thereof.

12.           Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors of the Grantee and any transferee of the Grantee in accordance with paragraph 7 and the successors of the Company.

13.           Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

INTERNATIONAL MONEY EXPRESS, INC

By:
Name:
Title:

I hereby accept this Grant and I agree to be bound by the terms of the Plan and this Grant. I further agree that all of the decisions and interpretations of the Company with respect thereto shall be final and binding.

ACCEPTED AND AGREED TO:

By:

Date